Exhibit 99.2

SEMCOENERGY                                                                NEWS
405 Water Street, Port Huron, MI 48060                                  RELEASE

FOR  IMMEDIATE  RELEASE

Contact:

MEDIA:  FRANCIS  R.  LIEDER,  JR.
810.987.2200  ext.  4186
FAX:  810.989.4098
francis.lieder@semcoenergy.com
------------------------------

ANALYSTS:  SEB  COPPOLA
Sr.  Vice  Pres.,  CFO
810.989.4101
FAX:  810.989.4099


               SEMCO Energy, Inc. Explores Strategic Alternatives
                          to Increase Shareholder Value


     Port Huron, Mich., July 25, 2000 -- The management of SEMCO Energy, Inc. (NYSE: SEN) a diversified energy services and infrastructure holding company, today announced it is exploring strategic alternatives in an effort to enhance and maximize shareholder value. These alternatives include evaluating possible transactions, such as a merger with a strategic partner.
     The Company said it has retained the investment banking firm Banc of America Securities LLC as financial advisor to assist in the review of such alternatives.
     Commenting on the announcement, Chairman, President and CEO, William L. Johnson said, "SEMCO has grown normalized earnings per share more than 240% in the last four years and has made significant progress in implementing its growth strategy. This success has not been reflected in the Company's stock price. We are also concerned that SEMCO's modest size in the quickly consolidating utility industry may be impeding our ability to fully execute our long-term growth strategy."
     According to Johnson, the SEMCO Energy Board of Directors has requested that management undertake a review of strategic alternatives.
"SEMCO remains committed to increasing shareholder value while providing high quality service to the customers and communities we serve," said Johnson. SEMCO ENERGY, Inc. is a diversified energy and infrastructure company that distributes natural gas to more than 350,000 customers combined in Michigan and Alaska. The Company also owns and operates businesses involved in gas engineering and quality assurance services, pipeline construction services, propane distribution, intrastate pipelines and natural gas storage in various regions in the United States. In addition, the Company provides information technology and outsourcing services, specializing in the mid-range computer market.
     THE FOLLOWING IS A "SAFE-HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, STATEMENTS INVOLVING REVENUES AND EXPENSES, OPERATING INCOME, RETURNS ON INVESTED ASSETS, REGULATORY APPROVAL PROCESSES, SUCCESS IN OBTAINING NEW BUSINESS, SUCCESS IN INTEGRATING ACQUIRED BUSINESSES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.
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